DRYDEN NATIONAL MUNICIPALS FUND, INC.
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102




						March 1st, 2007

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:	Dryden National Municipals Fund, Inc. (the "Fund")
File No. 811-2992

Ladies and Gentlemen:

Please find enclosed the Annual Report on Form N-SAR for the Fund for the twelve-month period ended December 31, 2006.
This Form N-SAR was filed using the EDGAR System.

Very truly yours,


/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary







This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 27th day of February, 2007.



	DRYDEN NATIONAL MUNICIPALS FUND, INC.



Witness:  /s/ Floyd L. Hoelscher			By:  /s/ Jonathan D. Shain
Floyd L. Hoelscher	Jonathan D. Shain
Assistant Secretary